Exhibit 99.1

Serina Therapeutics to Present at the H.C. Wainwright 26th Annual Global Investment Conference

HUNTSVILLE, September 4, 2024 (GLOBE NEWSWIRE) — Serina Therapeutics (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug delivery technology, today announced that Steve Ledger, Interim Chief Executive Officer of Serina, will present at the H.C. Wainwright 26th Annual Global Investment Conference on September 11, 2024, at 12:00 p.m. ET.

A live webcast of the presentation can be accessed from the Investor section of Serina’s website, where an archived replay of the event will also be available for a limited time.

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ Platform™ provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology. For more information, please visit https://serinatherapeutics.com.

For inquiries, please contact:

Investor.relations@serinatherapeutics.com

(256) 327-9630